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                    1st FRANKLIN FINANCIAL CORPORATION

                            INDEX TO EXHIBITS


Exhibit No.                                                    Page No.

     19      Quarterly Report to Investors for the Three
                  Months Ended March 31, 1997 ...............     4

     27      Financial Date Schedule ........................    13
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